Exhibit 10.3

AMENDMENT LETTER

To:	BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association organized and existing with limited liability under the laws of the United States of America as Facility Agent
Attention:	Ms Wynnie Lam

1 April 2020

Dear Sir or Madam

MGM CHINA HOLDINGS LIMITED (the Company) – HK$9,750,000,000 revolving credit facility agreement dated 12 August 2019 between, among others, the Company and Bank of America, National Association, a national banking association organized and existing with limited liability under the laws of the United States of America, as facility agent (the Facility Agent) (the Facility Agreement)

1	INTRODUCTION

We refer to the Facility Agreement. Terms defined in the Facility Agreement have, unless otherwise defined in this letter, the same meaning when used in this letter.

2	REQUEST FOR AMENDMENT

In the light of the recent global development of COVID-19, we request Majority Lenders consent to the amendments to the Facility Agreement that are set out in Schedule 1 (Amendment) to this letter (the Amendments) and that you provide us with the outcome of such consent process no later than 5.00 p.m. Hong Kong time on 9 April 2020. The Amendments will become effective on the date of your countersignature of this letter pursuant to clause 25.1(a) (Procedure) of the Facility Agreement indicating that they have been consented to by the Majority Lenders (such date being the Effective Date).

3	MISCELLANEOUS
(a)	This letter is a Finance Document
(b)

This letter and any non-contractual obligations arising out of or in connection with it are governed by English law. Clause 37 (Enforcement) of the Facility Agreement shall apply in respect of any dispute arising out of or in connection with this letter or any non-contractual obligation arising out of or in connection with this letter as if references in clause 37 (Enforcement) of the Facility Agreement to “Finance Document” or “Finance Documents” were references to this letter.

(c)	This letter may be executed in any number of counterparts which when taken together shall be deemed to constitute one and the same letter.

Yours faithfully,

By:

For

MGM CHINA HOLDINGS LIMITED

On counterpart

We confirm pursuant to clause 25.1(a) (Procedure) of the Facility Agreement that the Amendments are agreed to by the Majority Lenders and become effective on the date set out below.

By:

For

BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association organized and existing with limited liability under the laws of the United States of America as Facility Agent (for itself and the other Finance Parties) acting on the instructions of the Majority Lenders

Date:   09   April 2020

SCHEDULE 1

AMENDMENT

1.	Leverage Ratio

Clause 17.3 (Leverage Ratio) of the Facility Agreement is to be deleted in its entirety and replaced with the following:

“17.3Leverage Ratio

The Company must ensure that, on each Accounting Date set out in the column entitled ‘Accounting Date’ in the table below, the Leverage Ratio does not exceed the ratio (if any) set out opposite the relevant Accounting Date in the column entitled ‘Leverage Ratio’ in the table below:

Accounting Date	Leverage Ratio
31 December 2019	4.50:1.00
31 March 2020	6.00:1.00
30 June 2020 / 30 September 2020 / 31 December 2020 / 31 March 2021 / 30 June 2021	Not applicable
Each Accounting Date occurring on and after 30 September 2021	4.50:1.00
2.	Interest Coverage Ratio

Clause 17.4 (Interest Coverage Ratio) of the Facility Agreement is to be deleted in its entirety and replaced with the following:

“17.4Interest Coverage Ratio

The Company must ensure that on each Accounting Date set out in the column entitled ‘Accounting Date’ in the table below, the Interest Coverage Ratio is not less than the ratio (if any) set out opposite the relevant Accounting Date in the column entitled ‘Interest Coverage Ratio’ in the table below:

Accounting Date	Interest Coverage Ratio
31 December 2019	2.50:1.00
31 March 2020	2.50:1.00
30 June 2020 / 30 September 2020 / 31 December 2020 / 31 March 2021 / 30 June 2021	Not applicable
Each Accounting Date occurring on and after 30 September 2021	2.50:1.00

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